Exhibit 10.5
AMENDMENT NUMBER ONE
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2024 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits, Global Total Rewards) (the “Head of Global Benefits”);

WHEREAS, L3Harris has entered into a Sale Agreement with Fisica, Inc. (“Purchaser”) dated as of April 4, 2024 pursuant to which L3Harris and its subsidiary will sell to Purchaser L3Harris’ Electromagnetic/Radio Frequency division (such agreement, as it may be amended from time to time, the “Sale Agreement”);

WHEREAS, as a result of such sale all “Continuing Employees” (for all purposes of this Amendment, as such term is defined in the Sale Agreement) will cease to participate in the Plan;

WHEREAS, the Sale Agreement provides that effective as of the “Closing Date” (for all purposes of this Amendment, as such term is defined in the Sale Agreement), each Continuing Employee shall become fully vested in his or her account balance in the Plan; and

WHEREAS, the Head of Global Benefits desires to amend the Plan to reflect the above-described term of the Sale Agreement.

NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan, Special Rules Applying to Divestiture Accounts and Divestiture Participants, is hereby amended, contingent upon the occurrence of the “Closing” (as such term is defined in the Sale Agreement) and effective as of the Closing Date, to add a new paragraph at the end thereof as follows:

[17.]    Divestiture of Electromagnetic/Radio Frequency Business

(a) In General. The Company has entered into a Sale Agreement with Fisica, Inc. dated as of April 4, 2024 pursuant to which the Company and its subsidiary will sell the Company’s Electromagnetic/Radio Frequency division (such agreement, as it may be amended from time to time, the “Electromagnetic/Radio Frequency Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Electromagnetic/Radio Frequency Sale Agreement), the “Continuing Employees” (as such term is defined in the

Exhibit 10.5
Electromagnetic/Radio Frequency Sale Agreement) shall be 100% vested in their Accounts under the Plan.
APPROVED by the HEAD OF GLOBAL BENEFITS on this 14 day of May, 2024.

Allison Oncel
Senior Director, Global Benefits, Global Total Rewards

SIGNATURE PAGE TO AMENDMENT NUMBER ONE
TO L3HARRIS RETIREMENT SAVINGS PLAN